UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2020
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”) was held on July 30, 2020 and the shareholders voted on the following proposals, each as described in detail in the definitive proxy statement relating to the meeting, filed with the Securities and Exchange Commission on June 12, 2020.

1.
Election of four directors.

Nominee	For	Withheld	Broker Non-Votes
Jacob J. Berning	3,921,253	24,730	7,096,333
Kristine A. Glancy	3,363,660	582,323	7,096,333
Chad B. Johnson	3,360,020	585,963	7,096,333
Loren A. Unterseher	3,920,883	25,100	7,096,333

Based on the voting results, all four nominees were elected to serve for one year, or until their respective successor is elected.

2.
The proposal to approve, by non-binding vote, the Company’s executive compensation received advisory approval based on the following vote:

For	Against	Abstain	Broker Non-Votes
3,286,772	70,035	589,176	7,096,333

3.
The proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2020 was approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
10,937,316	34,997	70,003	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: July 31, 2020	By:	/s/ Jeffrey A. Jagerson
Jeffrey A. Jagerson
Vice President of Finance, Chief Financial Officer and Treasurer
(on behalf of registrant)